Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 filed on the date herewith of Golden Arrow Merger Corp. of our report dated April 23, 2024, relating to the consolidated financial statements of Bolt Threads, Inc. for the years ended December 31, 2023 and 2022, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

May 13, 2024